EXHIBIT 21.1
RESOLUTE FOREST PRODUCTS INC.
SUBSIDIARY LISTING
As of December 31, 2021
Name    Jurisdiction of Incorporation
9192-8515 Quebec Inc. (1)    Quebec
9340939 Canada Inc.    Canada
AbiBow Recycling LLC    Delaware
Abitibi Consolidated Sales LLC    Delaware
AbitibiBowater Canada Inc.    Canada
Accurate Paper Holdings, LLC    Delaware
Atlas Paper Management, LLC    Delaware
Atlas Paper Mills, LLC    Delaware
Atlas Southeast Papers, Inc.    Delaware
Atlas Tissue Holdings, Inc.    Delaware
Augusta Newsprint Holding LLC    Delaware
Bowater Asia Pte. Ltd.    Singapore
Bowater Canadian Holdings Incorporated    Nova Scotia
Bowater Canadian Limited    Canada
Bowater LaHave Corporation    Nova Scotia
Bowater Newsprint South LLC    Delaware
Bowater Nuway Mid-States Inc.    Delaware
Bowater S. America Ltda.    Brazil
Bowater South American Holdings Incorporated    Delaware
Calhoun Newsprint Company    Delaware
Calhoun Note Holdings AT LLC    Delaware
Calhoun Note Holdings TI LLC    Delaware
Donohue Corp.    Delaware
FD Powerco LLC    West Virginia
Fibrek General Partnership    Quebec
Fibrek International Inc.    Canada
Fibrek Recycling U.S. Inc.    Delaware
Fibrek U.S. Inc.    Delaware
Forest Products Mauricie L.P. (1)    Quebec
GLPC Residual Management, LLC    Delaware
Lake Superior Forest Products Inc.    Delaware
Resolute Caddo River LLC    Delaware
Resolute Cross City LLC    Delaware
Resolute Cross City Real Estate Holdings LLC    Delaware
Resolute Cross City Timber Management LLC    Delaware
Resolute El Dorado Inc.    Delaware
Resolute FP Augusta LLC    Delaware
Resolute FP Canada Inc.    Canada
Resolute FP Florida Inc.    Delaware
Resolute FP Sub 1 Inc.    Delaware
Resolute FP US Inc.    Delaware
Resolute Glenwood LLC    Delaware
Resolute Growth US LLC    Delaware
Resolute Hagerstown LLC    Delaware
Resolute Navcor LLC    Delaware
Resolute Tissue LLC    Delaware
Resolute US Lumber Inc.    Delaware
SFK Pulp Finco Inc.    Canada
The International Bridge and Terminal Company    Canada
Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of Resolute Forest Products Inc. (“RFP”). The names of certain other direct and indirect subsidiaries of RFP have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.
(1)    93.2 percent owned.